UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

SEAPORT GLOBAL ACQUISITION CORP.
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On May 17, 2021, Seaport Global Acquisition Corp. (“SGAC”) announced its entry into the Business Combination Agreement, dated as of May 16, 2021, by and among SGAC, Redwood Intermediate, LLC (“Redbox”) and the other parties thereto. On September 16, 2021, Deadline published an article based on an interview it conducted with Redbox’s Chief Executive Officer, Galen C. Smith. Below is a copy of the article, which is being filed herewith as a soliciting material.

Deadline Article

EXCLUSIVE: When Redbox was founded in 2002, video rental rival Blockbuster had thousands of global stores and Netflix was still sending its customers DVDs through the mail.

Two decades later, streaming is the universal mantra and Darwinian law is starting to assert itself, but Redbox CEO Galen Smith has presided over one of the industry’s most unique balancing acts. The company still operates 40,000 disc-dispensing kiosks, a physical base larger than that of McDonald’s and Starbucks combined. But it has also been steadily expanding into areas like transactional video on demand and free, ad-supported streaming, as well as setting up a division that acquires and co-finances a growing slate of original films.

The company is preparing to go public via a SPAC transaction, which has assigned an enterprise value of $693 million. (Private equity firm Apollo Global Management, which took over Redbox in 2016, will be majority shareholders in the new entity.) In an interview with Deadline, Smith wasn’t able to address the IPO due to regulatory restrictions, but he talked about the evolution of the company, particularly in the five years since he became CEO. One core tenet embraced by the company’s management team, he said, is the need to embrace Redbox’s roots while also looking at how to leverage its history to expand into new arenas.

“Over time it will become a digital-first business, but we’re still in the early days of making that transition,” he said. About 70% of Redbox customers describe themselves as “late adopters” in terms of technology, he noted, so having access to well-priced DVDs, Blu-ray titles and video games is important to them. At the same time, as of last May, three million of the company’s total customer base of 40 million has used Redbox on Demand, with 9 million of their devices signing up to use Redbox Free Live TV, the streaming service launched in 2020.

“Our ability to bring these two worlds together” depends to a significant degree on the kiosks, Smith said. “We do see that when someone uses our transactional video on demand service, let’s say they’ve been a lapsed customer, they haven’t rented from a kiosk in a while, we tend to see them then start using the kiosk again as well. So they’re reminded of the value proposition. It really becomes the case that it lifts all boats. … That was really an epiphany for us in terms of how all of these businesses fit together.”

Smith, who rose to CEO after being a finance exec and CFO at the company’s previous parents. “We want to make entertainment available to everyone,” he said. “Not just the few that can afford expensive entertainment. It really is the democratization of entertainment. … We want to serve a segment of the market that’s forgotten by other competitors who are more focused on the higher economic level.”

Redbox Entertainment, which launched about two years ago, has been ramping up toward its goal of generating three new films a month, or about 36 a year. Unlike other companies with streaming platforms, the objective is not to stock Redbox’s own shelves with exclusive titles, but rather to be opportunistic about assembling a range of titles, often genre fare, for a price, and distribute it broadly. Recent titles added to the roster include Muti, with Morgan Freeman and Cole Hauser and She Ball with Nick Cannon. The Last Son, a Western action movie starring Sam Worthington and Colson Baker (aka Machine Gun Kelly) is slated to be released on December 10.

Smith said reaching the target of 36 films a year will require more staff, which he expects to be added starting in 2022.

Outside of the entertainment unit, the company has also continued adding titles to its ad-supported video on demand service from suppliers long tied to the transactional side. Sony and Oscilloscope are two recent examples. The lineup of several thousand on-demand titles also draws from Chicken Soup for the Soul Entertainment, Shout! Factory, Legendary Television, Magnolia Pictures and Relativity Media.

Redbox Free Live TV has more than 100 live, linear channels and is running a playbook similar to that of larger rivals like the Roku Channel, Pluto and Amazon Fire TV. As overall viewing migrates to streaming, and advertising dollars along with it, the idea is for Redbox to be able to participate in the upside. The company recently gained distribution on top smart-TV maker Samsung and is expanding to other outlets.

Despite the momentum, Covid-19 hit Redbox hard in 2020. Total revenue declined 34% in 2020 compared with 2019, from $829 million to $546 million. With production frozen across Hollywood for months, there was a major slowdown in new titles landing on Redbox, especially in the second half of the year. The company is forecasting a rebound to $1.1 billion by 2023.

New revenue streams include out-of-home ads on “toppers” being installed in about 10% of the company’s kiosks. Those screens will be able to not only promote movie, TV and video game titles, but also run advertising.

Covid’s dampening effect on the overall retail landscape does not faze Smith, who says dollar stores, grocery stores and budget-friendly big-box stores remain steady hosts. Rural areas in particular “may not have access to broadband or high-speed internet, so the kiosks become a really important piece in serving their entertainment needs.”

While the world “will move more and more digital over time,” Smith adds, “we don’t think it’s as fast as everyone else may assume. … There’s a huge swath of customers who will make this transition over time.”

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, SGAC has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of SGAC as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of SGAC and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about SGAC, Redbox and the proposed business combination. When available, the definitive proxy statement will be mailed to SGAC’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: SGAC Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretary, telephone: (212) 616-7700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

SGAC, Redbox and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SGAC’s stockholders in connection with the business combination. SGAC’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of SGAC in SGAC’s final prospectus filed with the SEC on December 1, 2020 in connection with SGAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SGAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that SGAC intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding SGAC’s proposed business combination with Redbox, SGAC’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of SGAC and Redbox and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGAC or Redbox. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of SGAC or Redbox is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to Redbox; the amount of redemption requests made by SGAC’s stockholders; the overall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Redbox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries; developments in the home video distribution market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increased focus on digital sales and rentals, and other general industry-related factors; the termination, non-renewal or renegotiation on materially adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s inability to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners to make its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbox acquires, produces, licenses and/or distributes through its service; the impact of the COVID-19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate change trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, SGAC’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

More information on potential factors that could affect SGAC’s or Redbox’s financial results is included from time to time in SGAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that SGAC intends to file with the SEC in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or SGAC’s or Redbox’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SGAC nor Redbox presently know, or that SGAC and Redbox currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SGAC’s and Redbox’s expectations, plans or forecasts of future events and views as of the date of this communication. SGAC and Redbox anticipate that subsequent events and developments will cause their assessments to change. However, while SGAC and Redbox may elect to update these forward-looking statements at some point in the future, SGAC and Redbox specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing SGAC’s or Redbox’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.